Exhibit 99.1
Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com

Stephanie Grant
Global Communications
Marriott Vacations Worldwide Corporation
858.752.7444
Stephanie.Grant@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports Third Quarter 2022 Financial Results
ORLANDO, Fla. – October 31, 2022 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (the “Company”) reported third quarter 2022 financial results.
In the third quarter of 2022, in connection with the unification of the Company’s Marriott-, Westin-, and Sheraton-branded vacation ownership products under the Abound by Marriott Vacations program, the Company aligned its contract terms for the sale of vacation ownership products, resulting in the prospective acceleration of revenue from the sale of Marriott-branded vacation ownership interests. In addition, the Company aligned its reserve methodology on vacation ownership notes receivable for these brands, resulting in a decrease in the reserve for the acquired notes offset by an increase in the reserve for the originated notes. Together, these changes are hereinafter referred to as the “Alignment.” As a result of the Alignment, the Company reported an additional $33 million of Net income attributable to common shareholders and an additional $44 million of Adjusted EBITDA during the quarter. The tables and financial schedules below illustrate the impact of the Alignment on the Company’s reported results.
Third Quarter 2022 Highlights:
•Consolidated Vacation Ownership contract sales were $483 million, a 27% increase compared to the third quarter of 2021, and VPG increased 1% to $4,353.
•Net income attributable to common shareholders was $109 million, or $2.53 fully diluted earnings per share; excluding the impact of the Alignment, net income attributable to common shareholders was $76 million, or $1.79 fully diluted earnings per share.
•Adjusted net income attributable to common shareholders was $131 million, or $3.02 adjusted fully diluted earnings per share; excluding the impact of the Alignment, adjusted net income attributable to common shareholders was $98 million, or $2.28 adjusted fully diluted earnings per share.
•Adjusted EBITDA was $284 million; excluding the impact of the Alignment, Adjusted EBITDA was $240 million, an increase of 17% compared to the prior year.
•The Company repurchased nearly 1.7 million shares of its common stock for $216 million during the quarter at an average price per share of $129.
“Despite the challenging macroeconomic backdrop, we had a very strong third quarter, growing contract sales by 27% compared to the prior year driven by strong tour growth,” said Stephen P. Weisz, chief executive officer. “With continued growth in our business, we’ve returned more than $600 million in cash to shareholders this year through a combination of share repurchases and dividends.”

Marriott Vacations Worldwide Reports Third Quarter 2022 Financial Results / 2
Third Quarter 2022 Results
The tables below illustrate the impact of the Alignment on the Company’s reported results. In the tables below “*” denotes non-GAAP financial measures and “NM” is not meaningful. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.
Consolidated

	Three Months Ended September 30, 2022					Three Months Ended September 30, 2021	Change
	As Reported	Impact of Alignment			As Adjusted*		As Reported		As Adjusted*
($ in millions)		Revenue	Reserve	Combined			$	%	$	%
Net income attributable to common shareholders	$109	$(29)	$(4)	$(33)	$76	$10	$99	NM	$66	NM
Adjusted net income attributable to common shareholders*	$131	$(29)	$(4)	$(33)	$98	$70	$61	87%	$28	41%
Adjusted EBITDA*	$284	$(39)	$(5)	$(44)	$240	$205	$79	38%	$35	17%
Vacation Ownership

	Three Months Ended September 30, 2022					Three Months Ended September 30, 2021	Change
	As Reported	Impact of Alignment			As Adjusted*		As Reported		As Adjusted*
($ in millions)		Revenue	Reserve	Combined			$	%	$	%
Sale of vacation ownership products	$444	$(46)	$19	$(27)	$417	$330	$114	34%	$87	26%
Development profit	$161	$(39)	$14	$(25)	$136	$93	$68	73%	$43	47%
Financing profit	$69	$—	$(19)	$(19)	$50	$47	$22	47%	$3	6%
Segment financial results attributable to common shareholders	$270	$(29)	$(4)	$(33)	$237	$185	$85	46%	$52	29%
Segment margin	33.5%				30.6%	28.6%	4.9 pts		2.0 pts
Segment Adjusted EBITDA*	$299	$(39)	$(5)	$(44)	$255	$215	$84	39%	$40	19%
Segment Adjusted EBITDA margin*	37.1%				32.7%	33.2%	3.9 pts		(0.5 pts)
Exchange & Third-Party Management
Revenues excluding cost reimbursements decreased 3% in the third quarter of 2022 compared to the prior year and increased 11% excluding the sale of VRI Americas in April of 2022. Interval International active members increased 21% to 1.6 million and Average revenue per member decreased 9% compared to the prior year as the new accounts Interval International added earlier this year continue to ramp up.
Segment financial results attributable to common shareholders were $29 million in the third quarter of 2022 and Segment margin was 44%. Segment Adjusted EBITDA increased $4 million to $39 million compared to the prior year, with Segment Adjusted EBITDA margin increasing 500 basis points compared to the third quarter of 2021 to 58%.
Corporate and Other
General and administrative costs increased $8 million in the third quarter of 2022 compared to the prior year primarily as a result of higher compensation and transformational initiative spending, including procurement and artificial intelligence capabilities.

Marriott Vacations Worldwide Reports Third Quarter 2022 Financial Results / 3
Balance Sheet and Liquidity
The Company ended the quarter with approximately $1.0 billion in liquidity, including $294 million of cash and cash equivalents, $142 million of gross notes receivable that were eligible for securitization, and $519 million of available capacity under its revolving corporate credit facility.
At the end of the third quarter of 2022, the Company had $2.7 billion of corporate debt and $1.8 billion of non-recourse debt related to its securitized notes receivable.
Full Year 2022 Outlook (in millions, except per share amounts)
The Financial Schedules that follow reconcile the non-GAAP financial measures set forth below to the following full year 2022 expected GAAP results for the Company.
The Company is providing updated guidance, which includes the impact of the Alignment as reflected in the chart below, for the full year 2022. In the table below “*” denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(in millions, except per share amounts)	2022 Guidance			Impact of Alignment
Income before income taxes attributable to common shareholders	$564	to	$579	$50
Net income attributable to common shareholders	$390	to	$400	$37
Earnings per share - diluted	$8.76	to	$8.98	$0.82
Net cash, cash equivalents and restricted cash provided by operating activities	$575	to	$590	$—
Contract sales	$1,820	to	$1,860	$—
Adjusted EBITDA*	$950	to	$975	$50
Adjusted pretax net income*	$660	to	$685	$50
Adjusted net income attributable to common shareholders*	$455	to	$475	$37
Adjusted earnings per share - diluted*	$10.20	to	$10.64	$0.82
Adjusted free cash flow*	$670	to	$730	$—
Non-GAAP Financial Information
Non-GAAP financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use. In addition to the foregoing non-GAAP financial measures, we present certain key metrics as performance measures which are further described in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission.
Third Quarter 2022 Financial Results Conference Call
The Company will hold a conference call on November 1, 2022 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.

Marriott Vacations Worldwide Reports Third Quarter 2022 Financial Results / 4
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has over 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates exchange networks and membership programs comprised of nearly 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for future growth and projections for full year 2022. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the continuing effects of the COVID-19 pandemic or future health crises, including quarantines or other government-imposed travel or health-related restrictions; the length and severity of the COVID-19 pandemic or future health crises, including short and longer-term impacts on consumer confidence and demand for travel, and the pace of recovery following the COVID-19 pandemic or future health crises or as effective treatments or vaccines against variants of the COVID-19 virus or future health crises become widely available; variations in demand for vacation ownership and exchange products and services; worker absenteeism; price inflation; global supply chain disruptions; volatility in the international and national economy and credit markets, including as a result of the COVID-19 pandemic and the ongoing conflict between Russia and Ukraine and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the effects of steps we have taken and may continue to take to reduce operating costs and/or enhance health and cleanliness protocols at our resorts due to the COVID-19 pandemic; political or social strife; and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 3, 2022

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUMMARY FINANCIAL INFORMATION
(In millions, except VPG, tours, total active members, average revenue per member and per share amounts)
(Unaudited)

	Three Months Ended		Change %	Nine Months Ended		Change %
	September 30, 2022	September 30, 2021		September 30, 2022	September 30, 2021
Key Measures
Total consolidated contract sales	$483	$380	27%	$1,383	$968	43%
VPG	$4,353	$4,300	1%	$4,544	$4,377	4%
Tours	104,000	84,098	24%	285,362	209,869	36%
Total active members (000's)(1)	1,591	1,313	21%	1,591	1,313	21%
Average revenue per member(1)	$38.91	$42.95	(9%)	$122.30	$136.57	(10%)

GAAP Measures
Revenues	$1,252	$1,052	19%	$3,468	$2,790	24%
Income before income taxes and noncontrolling interests	$169	$58	NM	$437	$57	NM
Net income (loss) attributable to common shareholders	$109	$10	NM	$303	$(12)	NM
Earnings (loss) per share - diluted	$2.53	$0.23	NM	$6.68	$(0.28)	NM

Non-GAAP Measures*
Adjusted EBITDA	$284	$205	38%	$727	$438	66%
Adjusted pretax income	$207	$118	74%	$508	$165	NM
Adjusted net income attributable to common shareholders	$131	$70	87%	$343	$87	NM
Adjusted earnings per share - diluted	$3.02	$1.60	89%	$7.53	$2.01	NM

Financial Measures, Excluding the Impact of Alignment*
Revenues	$1,225	$1,052	16%	$3,441	$2,790	23%
Income before income taxes and noncontrolling interests	$125	$58	NM	$393	$57	NM
Net income (loss) attributable to common shareholders	$76	$10	NM	$270	$(12)	NM
Earnings (loss) per share - diluted	$1.79	$0.23	NM	$5.99	$(0.28)	NM
Adjusted EBITDA	$240	$205	17%	$683	$438	56%
Adjusted pretax income	$163	$118	38%	$464	$165	NM
Adjusted net income attributable to common shareholders	$98	$70	41%	$310	$87	NM
Adjusted earnings per share - diluted	$2.28	$1.60	43%	$6.83	$2.01	NM

(1) Includes members at the end of each period for the Interval International exchange network only.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NM = Not meaningful.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA BY SEGMENT
(In millions)
(Unaudited)

	Three Months Ended September 30, 2022					Three Months Ended September 30, 2021	Change
	As Reported	Impact of Alignment			As Adjusted*		As Reported	As Adjusted*
		Revenue	Reserve	Combined
Vacation Ownership	$299	$(39)	$(5)	$(44)	$255	$215	39%	19%
Exchange & Third-Party Management	39	—	—	—	39	35	7%	7%
Segment Adjusted EBITDA*	338	(39)	(5)	(44)	294	250	35%	17%
General and administrative	(54)	—	—	—	(54)	(45)	(17%)	(17%)
Adjusted EBITDA*	$284	$(39)	$(5)	$(44)	$240	$205	38%	17%

	Nine Months Ended September 30, 2022					Nine Months Ended September 30, 2021	Change
	As Reported	Impact of Alignment			As Adjusted*		As Reported	As Adjusted*
		Revenue	Reserve	Combined
Vacation Ownership	$772	$(39)	$(5)	$(44)	$728	$465	66%	57%
Exchange & Third-Party Management	117	—	—	—	117	113	2%	2%
Segment Adjusted EBITDA*	889	(39)	(5)	(44)	845	578	54%	46%
General and administrative	(162)	—	—	—	(162)	(140)	(15%)	(15%)
Adjusted EBITDA*	$727	$(39)	$(5)	$(44)	$683	$438	66%	56%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2022			September 30, 2021
	As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sale of vacation ownership products	$444	$(27)	$417	$330
Management and exchange	198	—	198	225
Rental	165	—	165	130
Financing	74	—	74	69
Cost reimbursements	371	—	371	298
TOTAL REVENUES	1,252	(27)	1,225	1,052
EXPENSES
Cost of vacation ownership products	76	(2)	74	71
Marketing and sales	207	—	207	166
Management and exchange	101	—	101	138
Rental	126	—	126	84
Financing	5	19	24	22
General and administrative	62	—	62	54
Depreciation and amortization	33	—	33	35
Litigation charges	2	—	2	2
Royalty fee	28	—	28	26
Impairment	1	—	1	—
Cost reimbursements	371	—	371	298
TOTAL EXPENSES	1,012	17	1,029	896
Losses and other expense, net	(2)	—	(2)	(31)
Interest expense	(34)	—	(34)	(41)
Transaction and integration costs	(34)	—	(34)	(27)
Other	(1)	—	(1)	1
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	169	(44)	125	58
Provision for income taxes	(59)	11	(48)	(47)
NET INCOME (LOSS)	110	(33)	77	11
Net income attributable to noncontrolling interests	(1)	—	(1)	(1)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$109	$(33)	$76	$10

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$2.76	$(0.80)	$1.96	$0.24
Diluted	$2.53	$(0.74)	$1.79	$0.23

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Earnings (loss) per share - Basic and Earnings (loss) per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30, 2022			September 30, 2021
	As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sale of vacation ownership products	$1,179	$(27)	$1,152	$789
Management and exchange	623	—	623	638
Rental	438	—	438	340
Financing	217	—	217	196
Cost reimbursements	1,011	—	1,011	827
TOTAL REVENUES	3,468	(27)	3,441	2,790
EXPENSES
Cost of vacation ownership products	216	(2)	214	178
Marketing and sales	603	—	603	439
Management and exchange	330	—	330	381
Rental	294	—	294	247
Financing	49	19	68	64
General and administrative	187	—	187	166
Depreciation and amortization	98	—	98	112
Litigation charges	7	—	7	8
Royalty fee	84	—	84	78
Impairment	1	—	1	5
Cost reimbursements	1,011	—	1,011	827
TOTAL EXPENSES	2,880	17	2,897	2,505
Gains (losses) and other income (expense), net	39	—	39	(27)
Interest expense	(91)	—	(91)	(128)
Transaction and integration costs	(99)	—	(99)	(75)
Other	—	—	—	2
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	437	(44)	393	57
Provision for income taxes	(134)	11	(123)	(63)
NET INCOME (LOSS)	303	(33)	270	(6)
Net income attributable to noncontrolling interests	—	—	—	(6)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$303	$(33)	$270	$(12)

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$7.39	$(0.78)	$6.61	$(0.28)
Diluted	$6.68	$(0.69)	$5.99	$(0.28)

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Earnings (loss) per share - Basic and Earnings (loss) per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended September 30, 2022
(In millions)
(Unaudited)

	Reportable Segment				Corporate and Other	Total
	Vacation Ownership			Exchange & Third-Party Management		As Reported	As Adjusted*
	As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sales of vacation ownership products	$444	$(27)	$417	$—	$—	$444	$417
Management and exchange(1)
Ancillary revenues	63	—	63	1	—	64	64
Management fee revenues	41	—	41	7	(1)	47	47
Exchange and other services revenues	32	—	32	47	8	87	87
Management and exchange	136	—	136	55	7	198	198
Rental	154	—	154	11	—	165	165
Financing	74	—	74	—	—	74	74
Cost reimbursements(1)	374	—	374	5	(8)	371	371
TOTAL REVENUES	$1,182	$(27)	$1,155	$71	$(1)	$1,252	$1,225

PROFIT
Development	$161	$(25)	$136	$—	$—	$161	$136
Management and exchange(1)	72	—	72	27	(2)	97	97
Rental(1)	24	—	24	11	4	39	39
Financing	69	(19)	50	—	—	69	50
TOTAL PROFIT	326	(44)	282	38	2	366	322

OTHER
General and administrative	—	—	—	—	(62)	(62)	(62)
Depreciation and amortization	(23)	—	(23)	(8)	(2)	(33)	(33)
Litigation charges	(2)	—	(2)	—	—	(2)	(2)
Royalty fee	(28)	—	(28)	—	—	(28)	(28)
Impairment	(1)	—	(1)	—	—	(1)	(1)
Gains (losses) and other income (expense), net	1	—	1	(1)	(2)	(2)	(2)
Interest expense	—	—	—	—	(34)	(34)	(34)
Transaction and integration costs	(2)	—	(2)	—	(32)	(34)	(34)
Other	(1)	—	(1)	—	—	(1)	(1)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	270	(44)	226	29	(130)	169	125
Provision for income taxes	—	11	11	—	(59)	(59)	(48)
NET INCOME (LOSS)	270	(33)	237	29	(189)	110	77
Net income attributable to noncontrolling interests(1)	—	—	—	—	(1)	(1)	(1)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$270	$(33)	$237	$29	$(190)	$109	$76
SEGMENT MARGIN(2)	34%		31%	44%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.
* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended September 30, 2021
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$330	$—	$—	$330
Management and exchange(1)
Ancillary revenues	55	1	—	56
Management fee revenues	40	10	(4)	46
Exchange and other services revenues	31	48	44	123
Management and exchange	126	59	40	225
Rental	121	9	—	130
Financing	69	—	—	69
Cost reimbursements(1)	328	9	(39)	298
TOTAL REVENUES	$974	$77	$1	$1,052

PROFIT
Development	$93	$—	$—	$93
Management and exchange(1)	71	26	(10)	87
Rental(1)	24	9	13	46
Financing	47	—	—	47
TOTAL PROFIT	235	35	3	273

OTHER
General and administrative	—	—	(54)	(54)
Depreciation and amortization	(24)	(11)	—	(35)
Litigation charges	(1)	—	(1)	(2)
Restructuring	1	(1)	—	—
Royalty fee	(26)	—	—	(26)
Losses and other expense, net	—	—	(31)	(31)
Interest expense	—	—	(41)	(41)
Transaction and integration costs	(1)	—	(26)	(27)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	185	23	(150)	58
Provision for income taxes	—	—	(47)	(47)
NET INCOME (LOSS)	185	23	(197)	11
Net income attributable to noncontrolling interests(1)	—	—	(1)	(1)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$185	$23	$(198)	$10
SEGMENT MARGIN(2)	29%	35%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the nine months ended September 30, 2022
(In millions)
(Unaudited)

	Reportable Segment				Corporate and Other	Total
	Vacation Ownership			Exchange & Third-Party Management		As Reported	As Adjusted*
	As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sales of vacation ownership products	$1,179	$(27)	$1,152	$—	$—	$1,179	$1,152
Management and exchange(1)
Ancillary revenues	183	—	183	3	—	186	186
Management fee revenues	124	—	124	28	(5)	147	147
Exchange and other services revenues	95	—	95	146	49	290	290
Management and exchange	402	—	402	177	44	623	623
Rental	405	—	405	33	—	438	438
Financing	217	—	217	—	—	217	217
Cost reimbursements(1)	1,026	—	1,026	19	(34)	1,011	1,011
TOTAL REVENUES	$3,229	$(27)	$3,202	$229	$10	$3,468	$3,441

PROFIT
Development	$360	$(25)	$335	$—	$—	$360	$335
Management and exchange(1)	224	—	224	84	(15)	293	293
Rental(1)	94	—	94	33	17	144	144
Financing	168	(19)	149	—	—	168	149
TOTAL PROFIT	846	(44)	802	117	2	965	921

OTHER
General and administrative	—	—	—	—	(187)	(187)	(187)
Depreciation and amortization	(67)	—	(67)	(24)	(7)	(98)	(98)
Litigation charges	(7)	—	(7)	—	—	(7)	(7)
Royalty fee	(84)	—	(84)	—	—	(84)	(84)
Impairment	(1)	—	(1)	—	—	(1)	(1)
Gains (losses) and other income (expense), net	36	—	36	15	(12)	39	39
Interest expense	—	—	—	—	(91)	(91)	(91)
Transaction and integration costs	(3)	—	(3)	—	(96)	(99)	(99)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	720	(44)	676	108	(391)	437	393
Provision for income taxes	—	11	11	—	(134)	(134)	(123)
NET INCOME (LOSS)	720	(33)	687	108	(525)	303	270
Net income attributable to noncontrolling interests(1)	—	—	—	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$720	$(33)	$687	$108	$(525)	$303	$270
SEGMENT MARGIN(2)	33%		32%	52%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the nine months ended September 30, 2021
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$789	$—	$—	$789
Management and exchange(1)
Ancillary revenues	135	2	—	137
Management fee revenues	117	24	(15)	126
Exchange and other services revenues	91	153	131	375
Management and exchange	343	179	116	638
Rental	308	32	—	340
Financing	196	—	—	196
Cost reimbursements(1)	882	38	(93)	827
TOTAL REVENUES	$2,518	$249	$23	$2,790

PROFIT
Development	$172	$—	$—	$172
Management and exchange(1)	207	80	(30)	257
Rental(1)	20	32	41	93
Financing	132	—	—	132
TOTAL PROFIT	531	112	11	654

OTHER
General and administrative	—	—	(166)	(166)
Depreciation and amortization	(66)	(40)	(6)	(112)
Litigation charges	(7)	—	(1)	(8)
Restructuring	—	(1)	1	—
Royalty fee	(78)	—	—	(78)
Impairment	—	—	(5)	(5)
Losses and other expense, net	—	—	(27)	(27)
Interest expense	—	—	(128)	(128)
Transaction and integration costs	(2)	—	(73)	(75)
Other	2	—	—	2
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	380	71	(394)	57
Provision for income taxes	—	—	(63)	(63)
NET INCOME (LOSS)	380	71	(457)	(6)
Net income attributable to noncontrolling interests(1)	—	—	(6)	(6)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$380	$71	$(463)	$(12)
SEGMENT MARGIN(2)	23%	34%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income (loss) attributable to common shareholders	$109	$10	$303	$(12)
Provision for income taxes	59	47	134	63
Income before income taxes attributable to common shareholders	168	57	437	51
Certain items:
Litigation charges	2	2	7	8
Losses (gains) and other expense (income), net(1)	2	31	(39)	27
Transaction and integration costs	34	27	99	75
Impairment charges	1	—	1	5
Purchase accounting adjustments	5	5	13	7
COVID-19 related adjustments	—	—	—	(2)
Other	(5)	(4)	(10)	(6)
Adjusted pretax income*	207	118	508	165
Provision for income taxes	(76)	(48)	(165)	(78)
Adjusted net income attributable to common shareholders*	$131	$70	$343	$87
Diluted shares(2)	43.4	43.7	45.9	43.2
Adjusted earnings per share - Diluted*	$3.02	$1.60	$7.53	$2.01

Excluding the Impact of Alignment:
Adjusted net income attributable to common shareholders*	$98	$70	$310	$87
Adjusted earnings per share - Diluted*	$2.28	$1.60	$6.83	$2.01

(1) See further details on A-10.

(2) Diluted shares for the nine months ended September 30, 2022 reflects the dilutive impact of the adoption of Accounting Standards Update 2020-06 – “Debt — Debt With Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity.”

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$109	$10	$303	$(12)
Interest expense	34	41	91	128
Provision for income taxes	59	47	134	63
Depreciation and amortization	33	35	98	112
Share-based compensation	10	11	30	33
Certain items:
Litigation charges	2	2	7	8
Losses (gains) and other expense (income), net
Dispositions	(1)	—	(50)	—
Hurricane business interruption net insurance proceeds	—	—	(3)	—
Various non-income related tax matters	(1)	(8)	2	(6)
Redemption premium from debt repayment	—	36	—	36
Foreign currency translation	3	2	10	(4)
Other	1	1	2	1
Transaction and integration costs	34	27	99	75
Impairment charges	1	—	1	5
Purchase accounting adjustments	5	5	13	7
COVID-19 related adjustments	—	—	—	(2)
Other	(5)	(4)	(10)	(6)
ADJUSTED EBITDA*	$284	$205	$727	$438
ADJUSTED EBITDA MARGIN*	32%	27%	30%	22%

Excluding the Impact of Alignment:
ADJUSTED EBITDA*	$240	$205	$683	$438
ADJUSTED EBITDA MARGIN*	28%	27%	28%	22%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended
	September 30, 2022			September 30, 2021
	As Reported	Impact of Alignment	As Adjusted*
Consolidated contract sales	$483	$—	$483	$380
Less resales contract sales	(10)	—	(10)	(7)
Consolidated contract sales, net of resales	473	—	473	373
Plus:
Settlement revenue	10	—	10	8
Resales revenue	5	—	5	5
Revenue recognition adjustments:
Reportability	54	(46)	8	2
Sales reserve	(64)	19	(45)	(31)
Other(1)	(34)	—	(34)	(27)
Sale of vacation ownership products	444	(27)	417	330
Less:
Cost of vacation ownership products	(76)	2	(74)	(71)
Marketing and sales	(207)	—	(207)	(166)
Development Profit	161	(25)	136	93
Revenue recognition reportability adjustment	(43)	39	(4)	(1)
Purchase accounting adjustments	5	—	5	6
Other	(5)	—	(5)	—
Adjusted development profit*	$118	$14	$132	$98
Development profit margin	36.1%		32.6%	28.0%
Adjusted development profit margin*	29.9%		32.0%	29.5%

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Nine Months Ended
	September 30, 2022			September 30, 2021
	As Reported	Impact of Alignment	As Adjusted*
Consolidated contract sales	$1,383	$—	$1,383	$968
Less resales contract sales	(30)	—	(30)	(19)
Consolidated contract sales, net of resales	1,353	—	1,353	949
Plus:
Settlement revenue	26	—	26	21
Resales revenue	13	—	13	8
Revenue recognition adjustments:
Reportability	7	(46)	(39)	(51)
Sales reserve	(130)	19	(111)	(73)
Other(1)	(90)	—	(90)	(65)
Sale of vacation ownership products	1,179	(27)	1,152	789
Less:
Cost of vacation ownership products	(216)	2	(214)	(178)
Marketing and sales	(603)	—	(603)	(439)
Development Profit	360	(25)	335	172
Revenue recognition reportability adjustment	(8)	39	31	38
Purchase accounting adjustments	14	—	14	9
Other	(5)	—	(5)	—
Adjusted development profit*	$361	$14	$375	$219
Development profit margin	30.5%		29.1%	21.8%
Adjusted development profit margin*	30.8%		31.6%	26.2%

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$270	$185	$720	$380
Depreciation and amortization	23	24	67	66
Share-based compensation expense	2	1	5	4
Certain items:
Litigation charges	2	1	7	7
(Gains) losses and other (income) expense, net:
Dispositions	—	—	(33)	—
Hurricane business interruption net insurance proceeds	—	—	(3)	—
Foreign currency translation	(1)	—	—	—
Transaction and integration costs	2	1	3	2
Impairment charges	1	—	1	—
Purchase accounting adjustments	5	5	13	7
COVID-19 related restructuring	—	(1)	—	—
Other	(5)	(1)	(8)	(1)
SEGMENT ADJUSTED EBITDA*	$299	$215	$772	$465
SEGMENT ADJUSTED EBITDA MARGIN*	37%	33%	35%	28%

Excluding the Impact of Alignment:
SEGMENT ADJUSTED EBITDA*	$255	$215	$728	$465
SEGMENT ADJUSTED EBITDA MARGIN*	33%	33%	34%	28%

EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$29	$23	$108	$71
Depreciation and amortization	8	11	24	40
Share-based compensation expense	1	—	2	1
Certain items:
Gain on disposition of VRI Americas	(1)	—	(17)	—
Foreign currency translation	2	—	2	—
COVID-19 related restructuring	—	1	—	1
Other	—	—	(2)	—
SEGMENT ADJUSTED EBITDA*	$39	$35	$117	$113
SEGMENT ADJUSTED EBITDA MARGIN*	58%	53%	55%	54%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	Unaudited
	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$294	$342
Restricted cash (including $67 and $139 from VIEs, respectively)	249	461
Accounts receivable, net (including $12 and $12 from VIEs, respectively)	248	279
Vacation ownership notes receivable, net (including $1,662 and $1,662 from VIEs, respectively)	2,142	2,045
Inventory	668	719
Property and equipment, net	1,136	1,136
Goodwill	3,117	3,150
Intangibles, net	924	993
Other (including $68 and $76 from VIEs, respectively)	459	488
TOTAL ASSETS	$9,237	$9,613

LIABILITIES AND EQUITY
Accounts payable	$221	$265
Advance deposits	178	160
Accrued liabilities (including $2 and $2 from VIEs, respectively)	342	345
Deferred revenue	346	453
Payroll and benefits liability	248	201
Deferred compensation liability	130	142
Securitized debt, net (including $1,830 and $1,877 from VIEs, respectively)	1,809	1,856
Debt, net	2,749	2,631
Other	212	224
Deferred taxes	374	350
TOTAL LIABILITIES	6,609	6,627
Contingencies and Commitments
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,744,121 and 75,519,049 shares issued, respectively	1	1
Treasury stock — at cost; 37,036,447 and 33,235,671 shares, respectively	(1,882)	(1,356)
Additional paid-in capital	3,968	4,072
Accumulated other comprehensive loss	6	(16)
Retained earnings	533	275
TOTAL MVW SHAREHOLDERS' EQUITY	2,626	2,976
Noncontrolling interests	2	10
TOTAL EQUITY	2,628	2,986
TOTAL LIABILITIES AND EQUITY	$9,237	$9,613

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 30, 2022	September 30, 2021
OPERATING ACTIVITIES
Net income (loss)	$303	$(6)
Adjustments to reconcile net income (loss) to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation and amortization of intangibles	98	112
Amortization of debt discount and issuance costs	20	41
Vacation ownership notes receivable reserve	130	73
Share-based compensation	30	33
Impairment charges	1	5
Gains and other income, net	(48)	—
Deferred income taxes	64	10
Net change in assets and liabilities:
Accounts and contracts receivable	6	54
Vacation ownership notes receivable originations	(728)	(545)
Vacation ownership notes receivable collections	469	532
Inventory	74	59
Other assets	(21)	(29)
Accounts payable, advance deposits and accrued liabilities	(28)	(44)
Deferred revenue	(5)	119
Payroll and benefit liabilities	52	35
Deferred compensation liability	8	14
Other liabilities	7	23
Deconsolidation of certain Consolidated Property Owners' Associations	(48)	(87)
Purchase of vacation ownership units for future transfer to inventory	(12)	(99)
Other, net	8	3
Net cash, cash equivalents and restricted cash provided by operating activities	380	303
INVESTING ACTIVITIES
Acquisition of a business, net of cash and restricted cash acquired	—	(157)
Proceeds from disposition of subsidiaries, net of cash and restricted cash transferred	94	—
Capital expenditures for property and equipment (excluding inventory)	(36)	(19)
Issuance of note receivable to VIE	(47)	—
Proceeds from collection of note receivable from VIE	47	—
Purchase of company owned life insurance	(14)	(11)
Other, net	5	—
Net cash, cash equivalents and restricted cash provided by (used in) investing activities	49	(187)
Continued

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(In millions)
(Unaudited)

	Nine Months Ended
	September 30, 2022	September 30, 2021
FINANCING ACTIVITIES
Borrowings from securitization transactions	609	425
Repayment of debt related to securitization transactions	(655)	(602)
Proceeds from debt	505	1,061
Repayments of debt	(505)	(1,039)
Purchase of convertible note hedges	—	(100)
Proceeds from issuance of warrants	—	70
Finance lease payment	(3)	(2)
Payment of debt issuance costs	(10)	(17)
Repurchase of common stock	(528)	(4)
Payment of dividends	(75)	—
Payment of withholding taxes on vesting of restricted stock units	(23)	(17)
Net cash, cash equivalents and restricted cash used in financing activities	(685)	(225)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(4)	(1)
Change in cash, cash equivalents and restricted cash	(260)	(110)
Cash, cash equivalents and restricted cash, beginning of period	803	992
Cash, cash equivalents and restricted cash, end of period	$543	$882

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
2022 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net income attributable to common shareholders	$390	$400
Provision for income taxes	174	179
Income before income taxes attributable to common shareholders	564	579
Certain items(1)	96	106
Adjusted pretax income*	660	685
Provision for income taxes	(205)	(210)
Adjusted net income attributable to common shareholders*	$455	$475
Earnings per share - Diluted	$8.76	$8.98
Adjusted earnings per share - Diluted*	$10.20	$10.64
Diluted shares	45.0	45.0

2022 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net income attributable to common shareholders	$390	$400
Interest expense	123	123
Provision for income taxes	174	179
Depreciation and amortization	128	128
Share-based compensation	39	39
Certain items(1)	96	106
Adjusted EBITDA*	$950	$975

(1) Certain items adjustment includes $120 to $130 million of anticipated transaction and integration costs, $17 million of anticipated purchase accounting adjustments, and $7 million of litigation charges, partially offset by $48 million of miscellaneous other adjustments, including the disposition of the VRI Americas business and a hotel in Puerto Vallarta, Mexico in the second quarter of 2022.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2022 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net cash, cash equivalents and restricted cash provided by operating activities	$575	$590
Capital expenditures for property and equipment (excluding inventory)	(55)	(45)
Borrowings from securitization transactions	870	890
Repayment of debt related to securitizations	(958)	(973)
Securitized Debt Issuance Costs	(12)	(12)
Free cash flow*	420	450
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	164	197
Certain items(2)	96	103
Change in restricted cash	(10)	(20)
Adjusted free cash flow*	$670	$730

(1) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2021 and 2022 year ends.

(2) Certain items adjustment consists primarily of the after-tax impact of anticipated transaction and integration costs.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated contract sales
	2022	$394	$506	$483
	2021	$226	$362	$380	$406	$1,374
	2020	$306	$30	$140	$178	$654

VPG
	2022	$4,706	$4,613	$4,353
	2021	$4,644	$4,304	$4,300	$4,305	$4,356
	2020	$3,680	$3,717	$3,904	$3,826	$3,767

Tours
	2022	78,505	102,857	104,000
	2021	45,871	79,900	84,098	89,495	299,364
	2020	79,131	6,216	33,170	44,161	162,678

Exchange & Third-Party Management
Total active members (000's)(1)
	2022	1,606	1,596	1,591
	2021	1,479	1,321	1,313	1,296	1,296
	2020	1,636	1,571	1,536	1,518	1,518

Average revenue per member(1)
	2022	$44.33	$38.79	$38.91
	2021	$47.13	$46.36	$42.95	$42.93	$179.48
	2020	$41.37	$30.17	$36.76	$36.62	$144.97

(1) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by an asterisk (“*”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common shareholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Non-GAAP Financial Measures
We evaluate non-GAAP financial measures, including those identified by an asterisk (“*”) on the preceding pages, that exclude certain items as further described in the financial schedules included herein, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Adjusted Development Profit and Adjusted Development Profit Margin
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit margin is calculated by dividing Adjusted development profit by revenues from the Sale of vacation ownership products. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, include corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe they provide useful information to investors because they allow for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted EBITDA in the preceding pages, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to shareholders. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other companies.

Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin as indicators of operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment Adjusted EBITDA margin represents Segment Adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our term loan securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of transaction and integration charges, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.
Results As Adjusted
In our press release and schedules we provide As Adjusted results for comparison. The As Adjusted results exclude any impacts to the Company’s reported results on a GAAP basis due to the Alignment. We provide this As Adjusted information because we believe that it facilitates the comparison of results from our on-going core operations before the impact of the Alignment. We believe that the As Adjusted results provide useful information to assist with period-over-period comparisons of our on-going operations excluding any impact from the Alignment.